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                              THE LOEWEN GROUP INC.

                    EMPLOYEE STOCK OPTION PLAN (INTERNATIONAL)
        (RESTATED AND AMENDED AS AT APRIL 7, 1994 AND FURTHER AMENDED AS AT APRIL 7, 1995, SEPTEMBER 19, 1995, APRIL 2, 1996, NOVEMBER 20, 1996,
           APRIL 2, 1997, APRIL 8, 1997, AUGUST 15, 1997, MARCH 11, 1998
                            AND SEPTEMBER 17, 1998)


                              SECTION 1 - GENERAL

(a) The purpose of the Employee Stock Option Plan (International) (the "Plan") is to promote the interests of The Loewen Group Inc. (the "Company") by:

          (i) furnishing Eligible Participants (as defined below) with greater incentive to develop and promote the business and financial success of the Company; and

          (ii) further associate the interests of Eligible Participants with those of the shareholders of the Company by encouraging such participants to acquire share ownership in the Company.

(b) The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any of the provisions of the Employment Retirement Income Security Act of 1974.

(c) Any questions concerning the Plan should be directed to the Corporate Secretary of the Company, at the Company's principal executive office located at 4126 Norland Avenue, Burnaby, British Columbia, Canada V5G 3S8, telephone number (604) 299-9321.

(d) The Plan shall be governed by, and construed in accordance with, the laws of the province of British Columbia.


                            SECTION 2 - ELIGIBILITY

(a) Under the Plan, the following persons (collectively, "Eligible Participants") are eligible to be granted options ("Options") to purchase Common shares without par value of the Company ("Shares"):

          (i) employees of the Company or any of its direct or indirect subsidiaries ("Subsidiaries") other than employees who are residents of Canada ("Eligible Employees"); and

          (ii) persons, other than Eligible Employees, who,
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               (A)  perform services for the Company and/or any of its
               Subsidiaries on an on-going basis and are not insiders (as defined in the Securities Act (Ontario), as amended from time to time) of the Company ("Service-Providers"), and

               (B)  are not residents of Canada;

provided that there is an available exemption from the prospectus or registration requirements under the securities laws of the applicable jurisdictions.

(b) The Compensation Committee of the Company (the "Committee") or such officer as the Committee may designate shall determine from time to time those Eligible Participants to be granted Options under the Plan, and the number of Shares subject to each such Option. Each grant of an Option pursuant to the Plan shall be evidenced by a stock option agreement ("Option Agreement") executed by the employee to whom the Option is granted (the "Optionee") and the Company. Each Option Agreement shall incorporate such terms and conditions as the Committee, in its discretion, deems consistent with the terms of the Plan.

(c) Each Option Agreement shall specify the dates upon which all or any instalment of the Option will be exercisable. An Option may be exercised when instalments vest at any time and from time to time thereafter with respect to all or a portion of the Shares covered by such vested instalments. In addition, if an Offer (as hereinafter defined) is made, the Board of Directors, or Committee, may while the Offer remains outstanding:

          (i) determine that each Option granted by the Company to purchase Shares shall, notwithstanding any vesting period or deferral of the right to exercise otherwise applicable, be immediately exercisable effective on and after a date declared by the Board of Directors, or Committee, to be an advanced exercise date ("Advanced Exercise Date"); and

          (ii) rescind any declaration of an Advanced Exercise Date but no such rescission shall affect the validity of the exercise of such Option if validly exercised on or after a particular Advanced Exercise Date and before the date of rescission of the declaration of the particular Advanced Exercise Date.

For the purposes hereof, "Offer" means an offer to acquire the Shares made to the holders of the Company's Shares where the Shares which are the subject of the offer to purchase, together with the offeror's then presently owned Shares, will in the aggregate exceed twenty percent (20%) of the outstanding Shares of the Company and where two or more persons or companies make offers jointly or in concert or intending to exercise jointly or in concert any voting rights attaching to the Shares to be acquired, then the Shares owned by each of them shall be included in the calculation of the percentage of the Shares of the Company owned by each of them. Paragraphs (i) and (ii) shall apply to each Option granted or to be granted by the Company, which is outstanding at the time of any such declaration regardless of the date of grant thereof, provided that all other terms


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and conditions of the Option shall continue to apply and nothing herein shall operate to extend, enlarge or revise any Option which has expired, has been exercised, has been cancelled or otherwise has ceased to exist.


                  SECTION 3 - NUMBER OF SHARES SUBJECT TO PLAN

(a) The number of Shares issuable pursuant to the exercise of Options after the effective date of the restatement and amendment of the Plan is limited as follows:

          (i) subject to adjustment pursuant to Section 9, the aggregate number of Shares issuable pursuant to Options under the Plan shall not exceed 4,800,000 Shares (including 1,178,457 Shares under
          Options previously granted but not exercised as of April 7, 1994); and

          (ii) the number of Shares reserved for issuance to any one person pursuant to options (whether granted under this Plan or otherwise) shall not exceed 5% of the total issued and outstanding Shares on a non-diluted basis.

(b) The maximum number of Shares for which Options are granted after the effective date of restatement and amendment of the Plan in any one calendar year under the Plan to any one Eligible Participant shall not exceed 600,000 Shares, subject to adjustment pursuant to Section 9.

(c) If an Option granted under the Plan expires for any reason without being exercised in full, the number of Shares that would have been issuable upon the exercise of such Option shall continue to be available under the Plan.

(d) Subject to the maximum limits described in subsections (a) and (b) above, the Board of Directors of the Company (the "Board") shall reserve the number of Shares required to honor Options granted from time to time to Optionees pursuant to the Plan, and shall reserve from time to time additional Shares, if any, to ensure that a sufficient number of Shares are available for purchase under Options granted in the future.


                      SECTION 4 - ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Committee which shall be comprised of two or more members of the Board who are "outside directors" within the meaning of Section 162(m) of the United States Internal Revenue Code of 1986, as amended; provided, however, that, with respect to Options that may be granted to Eligible Participants who are not subject to Section 16 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee may delegate its responsibilities to a subcommittee consisting of one or more executive officers of the Company. The address of the Committee is care of the Company's


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principal executive office at 4126 Norland Avenue, Burnaby, British Columbia,
Canada, V5G 3S8.

(b) The Committee shall have all powers and discretion necessary or appropriate to administer the Plan, consistent with and subject to the parameters set forth in the Plan, including but not limited to the power
(1) to determine from time to time the Eligible Participants to be granted Options under the Plan, (2) to determine the number of Shares subject to each Option granted under the Plan, (3) to set or amend the terms of each Option Agreement, (4) to interpret the Plan, (5) to adopt such rules or guidelines as it deems appropriate to administer the Plan, including, without limitation, rules or guidelines contained in one or more subplans applicable to specified Eligible Participants, (6) to amend any such rules, guidelines and/or subplans as it deems appropriate to administer the Plan, and (7) to make all other decisions, and take or cause to be taken all other actions, relating to the operation of the Plan. The Committee's determinations under the Plan shall be final and binding on all persons. No member of the Committee shall be liable to any person for any action or decision made in good faith in connection with the performance of the Committee's duties or the exercise of its powers under the Plan.


                   SECTION 5 - OPTION PRICE AND EXERCISABILITY

(a) The exercise price of an Option shall not be less than the closing price of a Share on the trading day immediately prior to the date of grant, as quoted on The Toronto Stock Exchange (with respect to Options denominated in Canadian currency) and on the Nasdaq National Market or a United States national securities exchange or quotation system on which the Shares are then traded (with respect to Options denominated in United States currency).

(b) Except as otherwise provided in an Option Agreement, no Options shall be exercised by an Optionee until at least 6 months after the date of the grant. An Optionee may exercise an Option by delivering to the Company a duly completed form of notice of such exercise together with full payment for the Shares being purchased under the Option. The form of notice must identify the Option being exercised, state the exercise price, be signed by the Optionee and be dated the date of exercise. The Company shall promptly notify the Optionee as to any taxes required to be withheld and collected from the Optionee. Unless otherwise provided in the Option Agreement or consented to by the Company, payment for the Shares must be made in the currency in which the Option is denominated.

(c) The sale of the Shares to the Optionee shall be deemed to have occurred, and the Optionee shall be deemed to be the holder of such Shares, on the date that both the form of notice and the payment in a manner acceptable to the Company of the exercise price and any applicable taxes have been received by the Company. A certificate representing the Shares acquired by the Optionee shall be issued and delivered to the Optionee by the Company as soon is reasonably possible after the sale.


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                       SECTION 6 - TERMINATION OF OPTIONS

(a) Any Option granted pursuant to the Plan shall terminate upon the earlier of: (i) not later than ten years after the date of grant; and (ii) such event(s) of termination as are provided in the Option Agreement or as are determined from time to time by the Committee.

(b) A change in the duties or position of the Optionee, or the transfer of the Optionee from one position with the Company to another, or the transfer of an Optionee from one employer to another employer shall not trigger the termination of such Optionee's Option so long as such Optionee remains a bona fide employee or a Service-Provider of the Company or any Subsidiary.


                    SECTION 7 - NON-TRANSFERABILITY OF OPTIONS

(a) Except as hereafter provided, an Option granted under the Plan may not be transferred, pledged or assigned otherwise than by will or the laws of descent and distribution and may be exercised only by the Optionee during his or her lifetime.

(b) Options that are exercisable at the date of an Optionee's death may be exercised by the Optionee's heirs entitled thereto or by the administrator or the executor or trustee of his or her last will and testament. Any such exercise may not take place after the earlier of: (i) the expiration of the Option in accordance with Section 6(a)(i) above; and (ii) two years after the date of the Optionee's death without the prior written consent of the Company.

(c) To the extent permitted by applicable Laws, an Optionee shall be permitted to transfer Options to a personal holding company of which the Optionee holds all direct and indirect interests. For purposes of this paragraph, "Laws" means (i) the securities laws of the United States, Canada, the states and territories of the United States, the provinces and territories of Canada, the securities laws of the jurisdiction of residence of any Optionee, and applicable laws, rules and regulations promulgated thereunder, (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder and (iii) the rules and regulations of the New York Stock Exchange (or, if the Shares are not traded on the New York Stock Exchange, any United States national securities exchange or quotation system on which the Shares are traded) and any securities exchange outside of the United States on which the Shares are traded.


                      SECTION 8 - TERMINATION OR AMENDMENT

     Subject to regulatory approval and, where required, approval of the shareholders of the Company, the Committee may, at any time and for any reason, amend or terminate the Plan, subject to ratification by the Board. The Plan shall remain in effect until it is terminated by the Committee, subject to ratification by the Board. No Options may be granted under the Plan


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after its termination, but no termination or amendment of the Plan shall affect any previously granted Option.


                    SECTION 9 - PROTECTION AGAINST DILUTION

     The Committee shall adjust the number of Shares covered by the Plan and any Option in a manner it considers equitable to reflect any change in the capitalization of the Company including, but not limited to, such changes as stock dividends, consolidations and subdivisions of shares or changes resulting from an amalgamation of the Company with one or more corporations. No fractional shares or rights to acquire a fractional share will be created as a result of an adjustment made pursuant to this section. The Committee shall also adjust the exercise price under any Option in a manner it considers equitable if the number of Shares covered by the Option is adjusted pursuant to this section.


                       SECTION 10 - RIGHTS AS SHAREHOLDERS

     An Optionee shall have no rights as a shareholder (including the right to vote and to receive dividends) of the Company with respect to Shares covered by Options until such participant becomes the holder of record of such Shares.


            SECTION 11 - COMPLIANCE WITH CERTAIN U.S. SECURITIES LAWS

     With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. If any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


                       SECTION 12 - RESTRICTIONS ON RESALE

     Under United States federal law, Shares purchased pursuant to Options granted under the Plan by Optionees who are not "affiliates" of the Company within the meaning of the Securities Act of 1933, as amended (the "Act"), generally may be resold without registration or other restriction under the Act. Generally, Shares purchased by "affiliates" pursuant to Options granted under the Plan may not be resold to the public in the United States without registration under the Act, except pursuant to an exemption from such registration. One such exemption from registration is Rule 144 under the Act, which permits resales by affiliates so long as certain volume, manner of sale and other requirements have been satisfied. An "affiliate" is a person who directly or indirectly controls, or is controlled by, or is under common control with, the Company.


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                        SECTION 13 - GENERAL LIMITATIONS

     Neither the Plan nor any Option granted hereunder is to be interpreted as giving any person a right to remain an employee or Service-Provider of the Company or any of its Subsidiaries. The Company and its Subsidiaries reserve the right to terminate anyone's service at any time, with or without cause, and neither the Plan nor any Option granted hereunder affects that right. THE ELIGIBLE PARTICIPANT ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.


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